Exhibit 99.1

General Motors	GM Communications
media.gm.com
For Release:
March 28, 2006
GM Files 2005 Annual Report on Form 10-K
DETROIT — General Motors Corp. (NYSE: GM) today announced that it had finalized its 2005 financial results and filed its annual report on Form 10-K with the Securities and Exchange Commission. In addition, GM also included restated results for the years 2000-2004 on Form 10-K/A, as expected.
GM concluded its internal review involving the classification of cash flows principally at Residential Capital Corp. (ResCap), the residential mortgage subsidiary of GMAC. Revisions were made to the consolidated statement of cash flows for GM for 2002-2004, while the 2005 annual statement of cash flows was finalized and reported for the first time today as part of the 10-K filing. These restatements do not affect GM’s, GMAC’s or ResCap’s income statements, balance sheets, or the net cash flows for any of the affected periods. In addition, these revisions to consolidated cash flows do not affect GM’s cash flows from automotive operations.
In concluding the review, GM determined that the cash flows related to certain mortgage activities were not appropriately classified as either operating cash flows or investing cash flows. As a result, GM restated its financial statements relating to 2002-2004, and for the first three quarters of 2005. These changes reduced operating cash flows and increased investing cash flows in each respective period by the same amount.
GM previously disclosed that it was restating its financial results for the calendar-year periods 2000-2004 and the first quarter of 2005 as a result of revisions in a number of other accounting areas. All of these matters are detailed in GM’s Form 10-K/A and Forms 10-Q/A.

Furthermore, as a result of cash flow adjustments mentioned above and other previously announced adjustments, GM concluded its consolidated financial statements for 2002 — 2004 and for the first three quarters of 2005 should no longer be relied upon.
All of today’s filings are available on GM’s investor website (http://investor.gm.com) as well as at the SEC.
FORWARD LOOKING STATEMENTS
In this press release and in related comments by General Motors’ and General Motors Acceptance Corporation’s management, the use of the words “expect,” “anticipate,” “estimate,” “forecast,” “initiative,” “objective,” “plan,” “goal,” “project,” “outlook,” “priorities,” “target,” “intend,” “evaluate,” “pursue,” “seek,” “may,” “would,” “could,” “should,” “believe,” “potential,” “continue,” “designed,” “impact,” or the negative of any of those words or similar expressions is intended to identify forward-looking statements. All statements in this press release and in related comments, other than statements of historical fact, including without limitation, statements about future events and financial performance, are forward-looking statements that involve certain risks and uncertainties.
While these statements represent our current judgment on what the future may hold, and we believe these judgments are reasonable, these statements are not guarantees of any events or financial results, and GM’s actual results may differ materially due to numerous important factors that are described in GM’s most recent report on SEC Form 10-K, which may be revised or supplemented in subsequent reports on SEC Forms 10-K, 10-Q and 8-K. Such factors include, among others, the following: the resolution of accounting issues relating to ResCap cash flows, the ability of GM to realize production efficiencies, to achieve reductions in costs as a result of the turnaround restructuring, to achieve reductions in health care and pension costs and to implement capital expenditures at levels and times planned by management; the amount and rate of employee attrition; the pace of product introductions; market acceptance of the corporation’s new products; significant changes in the competitive environment and the effect of competition in the corporation’s markets, including on the corporation’s pricing policies; our ability to maintain adequate liquidity and financing sources and an appropriate level of debt; restrictions on GMAC’s and Residential Capital Corporation (ResCap)’s ability to pay dividends and prepay subordinated debt obligations to us; changes in the existing, or the adoption of new, laws, regulations, policies or other activities of governments, agencies and similar organizations where such actions may affect the production, licensing, distribution or sale of our products, the cost thereof or applicable tax rates; costs and risks associated with litigation; the final results of investigations by the SEC; costs and risks associated with litigation; the final results of investigations and inquiries by the SEC; changes in our accounting principles, or their application or interpretation, and our ability to make estimates and the assumptions underlying the estimates, which could result in an impact on earnings; changes in relations with unions and employees/retirees and the legal interpretations of the agreements with those unions with regard to employees/retirees; negotiations and bankruptcy court actions with respect to Delphi Corp.’s obligations to GM, negotiations with respect to GM’s obligations under the pension benefit guarantees to Delphi employees, and GM’s ability to recover any indemnity claims against Delphi; labor strikes or work stoppages at GM or its key suppliers such as Delphi or financial difficulties at GM’s key suppliers such as Delphi; additional credit rating downgrades; the effect of a potential sale or other extraordinary transaction involving GMAC on the results of GM’s and GMAC’s operations and liquidity; other factors impacting financing and insurance operating segments’ results of operations and financial condition such as credit ratings, adequate access to the market, changes in the residual value of off-lease vehicles, changes in U.S. government-sponsored mortgage programs or disruptions in the markets in which our mortgage subsidiaries operate, and changes in our contractual servicing rights; shortages of and price increases for fuel; and changes in economic conditions, commodity prices, currency exchange rates or political stability in the markets in which we operate.
In addition, GMAC’s actual results may differ materially due to numerous important factors that are described in GMAC’s most recent report on SEC Form 10-K, which may be revised or supplemented in subsequent reports on SEC Forms 10-K, 10-Q and 8-K. Such factors include, among others, the following: the ability of GM, to complete a transaction with a strategic investor regarding a controlling interest in GMAC while maintaining a significant stake in GMAC, securing separate credit ratings and low cost funding to sustain growth for GMAC and ResCap and maintaining the mutually beneficial relationship between GMAC and GM; significant changes in the competitive environment and the effect of competition in the corporation’s markets, including on the corporation’s pricing policies; our ability to maintain adequate financing sources; our ability to maintain an appropriate level of debt; the profitability and financial condition of GM, including changes in production or sales of GM vehicles, risks based on GM’s contingent benefit guarantees and the possibility of labor strikes or work stoppages at GM or at key suppliers such as Delphi Corp.; funding obligations under GM and its subsidiaries’ qualified U.S. defined benefits pension plans; restrictions on ResCap’s ability to pay dividends and prepay subordinated debt obligations to us; changes in the residual value of off-lease vehicles; changes in U.S. government-sponsored mortgage programs or disruptions in the markets in which our mortgage subsidiaries operate; changes in our contractual servicing rights; costs and risks associated with litigation; changes in our accounting assumptions that may require or that result from changes in the accounting rules or their application, which could result in an impact on earnings; changes in the credit ratings of GMAC or GM; the threat of natural calamities; changes in economic conditions, currency exchange rates or political stability in the markets in which we operate; and changes in the existing, or the adoption of new, laws, regulations, policies or other activities of governments, agencies and similar organizations.
Investors are cautioned not to place undue reliance on forward-looking statements. GM undertakes no obligation to update publicly or otherwise revise any forward-looking statements, whether as a result of new information, future events or other such factors that affect the subject of these statements, except where expressly required by law.
Use of the term “loans” describes products associated with direct and indirect lending activities of GMAC’s global operations. The specific products include retail installment sales contracts, loans, lines of credit, leases or other financing products. The term “originate” refers to GMAC’s purchase, acquisition or direct origination of various “loan” products.
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Contacts:
Toni Simonetti
212-418-6380 (office)
917-822-3392 (mobile)
toni.simonetti@gm.com
Jerry Dubrowski
212-418-6261 (office)
917-544-4885 (mobile)
jerry.dubrowski@gm.com
Gina Proia
212-418-6389 (office)
914-714-9166 (mobile)
gina.proia@gm.com